Exhibit (j)
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information of the Aston/Lake Partners LASSO Alternatives Fund-Class I Shares of the Aston Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 103 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-68666).
/s/ ERNST & YOUNG LLP
Chicago, Illinois
March 27, 2009